EXHIBIT 8.1

                              LIST OF SUBSIDIARIES









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                              LIST OF SUBSIDIARIES




1. Safari Petroleum LLC. A limited liability company formed in Colorado on June 14, 1995.

2.   TMK Oil & Gas Inc. Incorporated in California on December 11, 2001.





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